SENTO BEGINS ADDITIONAL COST SAVINGS INITIATIVES WITH CLOSING OF SATELLITE FACILITY AND NAMING OF NEW AUDITORS;

APPOINTS NEW DIRECTOR/AUDIT COMMITTEE CHAIR AND INTERIM CHIEF FINANCIAL OFFICER

SALT LAKE CITY, Utah, February 13, 2007 – Sento Corporation (Nasdaq: SNTO), a right-channeling solutions leader, made a series of announcements today in line with its strategy to solidify its current position and return the Company to profitability.

As part of this effort, Sento announced additional cost-saving initiatives that are expected to reduce annual operating costs by $4 million. A first step is the closing of a satellite contact center in Evanston, Wyoming. As a result of this action, the Company expects to realize $310,000 in annual savings. A total of 65 agents are employed in the contact center and approximately 50 of them are expected to remain with Sento as home agents. Sento expects to record a charge of approximately $600,000 in the current Fourth Quarter of Fiscal 2007 as a result of the closing of the 33,000 sq. ft. Evanston facility. Sento has leased the facility since 2000 and is working with the city of Evanston to find another tenant for the space.

The Company has taken additional actions to right-size its staff to match its current revenues without affecting the quality of its service delivery as well as to reduce the cost and/or use of outside vendors.

In another decision related to the cost-savings initiative, the Company has appointed Child, Van Wagoner & Bradshaw, PLLC, as its new auditor, effective for the Third Quarter of Fiscal 2007. The decision was based on the high caliber of the audit services of the Salt Lake City-based firm, which is a member of AICPA, registered with the Public Company Accounting Oversight Board (PCAOB) and members of AHMA and NAI-IRO. It was also necessitated by substantial increases in recent audit-related fees and proposed increases for future services by the Company’s former auditor, Ernst & Young. Sento noted that it has not had any unresolved disagreements with Ernst & Young for the two most recent fiscal years and for related interim periods including the First and Second Quarters of Fiscal 2007.

As result of the change in its auditors, the Company noted that it will need to delay the filing of its 10-Q for the Third Quarter ended December 31, 2006 to allow sufficient time for the new audit firm to perform a review of the quarterly information for the period. As a result, the Company plans to file with the Securities and Exchange Commission a notification of late filing on Form 12b-25.

Sento also announced that it has named Dave B. McGinn, 44, as a member of its Board of Directors and as Chairman of its Audit Committee effective immediately. He succeeds Donald Livingstone in those posts. As previously reported, Mr. Livingstone notified the Board that he would not seek re-election at the Company’s next Annual Meeting so he can perform missionary work in Africa. Mr. Livingstone will work with Mr. McGinn for a short transition period approximately through the end of March 2007. The Company intends to fill a seventh Board seat left vacant by the previously announced resignation of Patrick O’Neal, the Company’s former President and Chief Executive Officer, with its new Chief Executive Officer when that individual is named by the Board.

Mr. McGinn brings to the Sento Board of Directors 20 years of experience in executive financial management roles in both public accounting and private industry. He is Chief Operating Officer and Chief Financial Officer of Agilix Labs, a worldwide leader in mobile learning solutions for education markets, where he is responsible for directing the Company’s operational and financial strategy and has successfully procured strategic capital investments and partnerships for the Company. Prior to joining Agilix, Mr. McGinn was Chief Financial Officer and Vice President of Operations for MyFamily.com. At MyFamily.com, Mr. McGinn assisted in raising more than $75 million in capital from major private investors and led the building of the internal infrastructure that supported quadrupled growth in annual revenues to over $10 million in one year. Mr. McGinn has also served as Vice President of Finance for OpenMarket, Director of Financial Planning for Novell, and Controller of SoftSolutions Technology Corporation.

Mr. McGinn began his career as an audit manager in the technology practice of KPMG, where he directed the audit engagements of a variety of entities, both public and private. He is a CPA and a member of both the American Institute of CPAs and the Utah Association of CPAs. Mr. McGinn holds a Master of Accountancy degree from Brigham Young University.

The Company also announced that Brian Maloy has been named Interim Chief Financial Officer of Sento. He succeeds Anthony Sansone, whose previously announced planned departure occurred February 10. Mr. Sansone has accepted a position with a private company in Salt Lake City. Mr. Maloy is expected to hold the interim post for a short transition period until a new Chief Financial Officer is named.

Mr. Maloy has in-depth knowledge of Sento having conducted due diligence on the Company as a consultant to The Chesapeake Group (CGI). CGI is a New York-based investment bank, which was instrumental in structuring and coordinating a $3 million private financing for Sento completed in December. Mr. Maloy has provided strategic financial consulting services to Sento since January 2.

Mr. Maloy has significant financial experience, having spent 17 years working for GE and GE Capital in various senior financial positions in Europe and Asia. He has spent the past five years as a consultant, focusing on U.S. business services companies.

C. Lloyd Mahaffey, Chairman of the Board of Sento Corporation, commented: “The Board is fully focused on returning Sento to a profitable, sound course for the sake of our customers, employees and shareholders. We are moving quickly to do so and will not be satisfied until we are successful.”

SENTO PROFILE

Sento Corporation (www.sento.com) specializes in Right Channeling(SM), a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer Choice Platform(SM), we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including McAfee, LensCrafters, Philips, Thomson, and Overstock.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento’s beliefs, expectations, goals, hopes or intentions regarding future events. Words such as “expects,” “intends,” “estimates,” “believes,” “anticipates,” “should” and “likely” also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company’s recent losses, the Company’s ability to successfully execute cost cutting measures, the Company’s stock price has historically been volatile; variations in market and economic conditions; the Company’s dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company’s clients resulting in lower revenues for the Company; the Company’s ability to complete negotiations and execute client agreements; failure to maintain the listing of its common stock on NASDAQ Capital Market; risk of equipment failure and/or emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company’s current expectations, are contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB.

Contact:

Kim Cooper, Interim CEO, Sento at (801) 431-9200.

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